SECURITIES AND EXCHANGE COMMISSION

                                  Washington, D.C.  20549


                                         FORM 8-K

                                      CURRENT REPORT



          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported) September 12, 1994
                                    (September 7, 1994)


                                  HONDO OIL & GAS COMPANY
                  (Exact name of registrant as specified in its charter)



                    Delaware                  0-52             95-1998768
           (State or other jurisdiction   (Commission)      (I.R.S. Employer
               of incorporation)           File Number     Identification No.)


                 410 East College Boulevard, Roswell, New Mexico     88201
                   (Address of principal executive offices)       (Zip Code)


            Registrant's telephone number, including area code: (505) 625-8700




           _____________________________________________________________________

               (Former name or former address, if changed since last report)

















                                             1







          Item 5.  Other Events

          Hondo Oil & Gas Company released the following press release on September 7, 1994:

          HONDO OIL & GAS COMPANY ANNOUNCED TODAY A DISCOVERY OF POTENTIALLY SIGNIFICANT RESERVES OF NATURAL GAS AND CONDENSATE IN COLOMBIA. THE TEXT OF AMOCO COLOMBIA PETROLEUM COMPANY'S NEWS RELEASE FOLLOWS:

               Amoco Colombia Petroleum Company, Hondo Magdalena Oil & Gas Limited, and Opon Development Company today announced they have discovered potentially significant reserves of natural gas and condensate in an exploratory well recently drilled on the Opon Association Contract area in Colombia.

               The discovery well, the Opon No. 3, tested at a rate of 45 million cubic feet of natural gas and 2,000 barrels of condensate daily through a 42/64-inch opening at the surface with 6,000 pounds-per-square-inch flowing tubing pressure. Amoco said that downhole restrictions prevented the well from testing at higher rates.

               Amoco Colombia, as operator, has a 60 percent working interest in the well and the Opon Contract Area; Hondo Magdalena Oil & Gas Limited has a 30 percent working interest; and Opon Development Company has a 10 percent working interest. Ecopetrol also has the right to participate with 50 percent working interest in any commercial field discovered in this contract area.

               Located in the Middle Magdalena Valley about 125 miles north of Bogota, the well tested the hydrocarbons from 1,118 feet of perforations over the interval 10,018 feet to 12,348 feet within the La Paz formation. It was drilled to a depth of 12,710 feet.

               According to D.F. Work, Amoco's group vice president--worldwide exploration, the company is very encouraged by the Opon No. 3's results and considers it to be a significant discovery. However, additional work needs to be completed before its significance can be fully evaluated, he says.

               "To establish the ultimate potential of the field, we need to conduct additional seismic and drill additional delineation wells to better understand the extent of the subsurface structure and the size of the hydrocarbon resources we have discovered there," says Work.

               "Proximity to potential gas market such as Bogota, Medellin, and the Barrancabermeja refinery makes this discovery very attractive for the benefit of both Colombia and the project's interest owners," he adds.

               Amoco now is preparing a second drilling location and is pursuing discussions for sale of the natural gas.

               Amoco Colombia is a unit of Amoco Corporation, a fully-integrated energy and petrochemical company with interests in about 40 countries. Hondo Magdalena Oil & Gas Limited is a wholly-owned subsidiary of Hondo Oil & Gas Company. Opon Development Company is a privately held oil and gas company.

                                             2








                                        SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             HONDO OIL & GAS COMPANY


          Date: September 12, 1994           By:  /s/ C.B. McDaniel
                                                  ______________________________
                                                  C.B. McDaniel
                                                  Secretary & Counsel











































                                             3